Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement of The Lamson & Sessions Co. (Form S-8, File No. 333-46953) pertaining to The Lamson & Sessions Co. Deferred Savings Plan (the “Plan”), of our report dated June 5, 2007 with respect to the financial statements and supplemental schedule of the Plan included in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2006.
/s/ Ciuni & Panichi, Inc.
June 5, 2007